Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Guggenheim Credit Income Fund 2016 T on Form 10-Q for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Guggenheim Credit Income Fund 2016 T, does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guggenheim Credit Income Fund 2016 T.

Date:	August 9, 2018

/s/ Matthew S. Bloom
MATTHEW S. BLOOM
Chief Executive Officer

Date:	August 9, 2018

/s/ Brian Williams
BRIAN WILLIAMS
Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Guggenheim Credit Income Fund 2016 T or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Guggenheim Credit Income Fund 2016 T and will be retained by Guggenheim Credit Income Fund 2016 T and furnished to the Securities and Exchange Commission or its staff upon request.